Exhibit 32.2

CFO CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Computer Associates International, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Ira Zar, Chief Financial Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ira Zar
Ira Zar
Executive Vice President and
Principal Financial and Accounting Officer
July 23, 2003